EXHIBIT 99.1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D, including amendments thereto, with regard to the common stock of Western Sizzlin Corporation, a Delaware corporation, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing. In evidence thereof, the undersigned hereby execute this agreement as of the 9th day of March, 2006.

Date: March 9, 2006	THE LION FUND, L.P.
	By:	Biglari Capital Corp., General Partner

		By:	/s/ Sardar Biglari

Sardar Biglari, Chief Executive Officer

Date: March 9, 2006	BIGLARI CAPITAL CORP.

	By:	/s/ Sardar Biglari

Sardar Biglari, Chief Executive Officer

Date: March 9, 2006	/s/ Sardar Biglari

Sardar Biglari

Date: March 9, 2006	/s/ Shawn Sedaghat

Shawn Sedaghat

Date: March 9, 2006	/s/ Jonathan Dash

Jonathan Dash

Date: March 9, 2006	/s/ Titus W. Greene

Titus W. Greene